EXHIBIT 99.1

Consolidated Financial Statements and Report of Independent Certified Public Accountants

Runway Buyer, LLC

December 31, 2025

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

grant thornton llp

Salt Lake Hardware Building

155 N. 400 W. Suite 135

Salt Lake City, UT 84103

D +1 801 415 1000

F +1 801 322 0061

Board of Directors

Runway Buyer, LLC

Opinion

We have audited the consolidated financial statements of Runway Buyer, LLC (a Delaware limited liability company) and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2025, and the related consolidated statements of operations, member’s equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the consolidated financial statements in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the consolidated financial statements are available to be issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with US GAAS, we:

•
Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.
•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.
•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GRANT THORNTON LLP

Salt Lake City, Utah

October 2, 2026

Runway Buyer, LLC

CONSOLIDATED BALANCE SHEET

December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$8,186,215
Accounts receivable, net of allowance of $140,000	26,148,089
Inventory	26,978,934
Prepaid inventory	153,609
Prepaid expenses and other current assets	1,180,279
Total current assets	62,647,126

Property, plant and equipment, net	23,319,250
Right of use asset	3,719,544
Right of use asset-related party	3,143,078
Deposits on equipment	414,295
Intangible assets, net	93,212,110
Goodwill	165,234,007
Total noncurrent assets	289,042,284

Total assets	$351,689,410

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
Accounts payable	$3,053,281
Accrued expenses and other current liabilities	7,353,396
Current portion of lease liability	538,485
Current portion of lease liability-related party	874,126
Income tax payable	252,806
Total current liabilities	12,072,094

Long-term debt, net	204,970,135
Long-term lease liability	3,579,644
Long-term lease liability-related party	2,428,923
Deferred income tax, non-current	11,679,772
Total noncurrent liabilities	222,658,474

Total liabilities	234,730,568

Commitments and contingencies
Total member's equity	116,958,842

Total liabilities and member's equity	$351,689,410

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF OPERATIONS

Year ended December 31, 2025

2025
Revenues	$136,120,000
Cost of goods sold (exclusive of items below)	(54,054,131)
Selling, general and administrative expense	(35,448,721)
Lease expense	(1,671,907)
Lease expense-related party	(956,972)
Depreciation	(3,606,719)
Research and development	(6,546,275)

Income from operations	33,835,275

Other expense
Interest expense	(21,108,147)
Other income, net	197,133

Total other expense	(20,911,014)

Income before income taxes	12,924,261

Income tax expense	(1,461,698)

Net income	$11,462,563

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF MEMBER’S EQUITY

For the year ended December 31, 2025

	Member’s Interest	Accumulated Deficit	Member's Equity
Balance at December 31, 2024	$ 165,312,731	$ (59,816,452)	$ 105,496,279

Net income	—	11,462,563	11,462,563

Distributions to members	—	—	—

Balance at December 31, 2025	$ 165,312,731	$ (48,353,889)	$ 116,958,842

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2025

2025
Cash flows from operating activities:
Net income	$11,462,563
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	14,086,719
Amortization of debt issuance costs	785,764
Provision for doubtful accounts	(114,843)
Deferred income tax benefit	(2,872,049)
Changes in operating assets and liabilities:
Accounts receivable, net	3,169,645
Inventory	(1,166,004)
Prepaid inventory	804,552
Prepaid expenses and other current assets	16,770
Right of use asset and lease liability	46,078
Accounts payable	(1,502,129)
Income taxes receivable/payable	(641,539)
Payroll liabilities	654,777
Accrued expenses	2,004,823
Customer prepayments	340,775
Net cash provided by operating activities	27,075,902

Cash flows from investing activities:
Purchases of property and equipment	(3,856,975)
Net cash used in investing activities	(3,856,975)

Cash flows from financing activities:
Payments on revolving debt	(11,000,000)
Borrowings on revolving debt	4,000,000
Payments on term debt	(11,684,357)
Net cash used in financing activities	(18,684,357)

CHANGE IN CASH	4,534,570
Cash, beginning of year	3,651,645
Cash, end of year	$8,186,215

Supplemental information
Cash paid for interest	$21,893,910
Cash paid for taxes	$4,905,570
Non-cash investing and financing activities
Property and equipment purchased with accounts payable	$127,613

The accompanying notes are an integral part of these consolidated financial statements.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2025

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

Runway Buyer, LLC (the “Company”) is a Delaware limited liability company and was formed on June 7, 2019 for the purpose of acquiring Riverpoint Medical, LLC (“Riverpoint”) and is a wholly owned subsidiary of Runway Parent, LLC. Headquartered in Portland, Oregon, Riverpoint is a developer, designer, and manufacturer of medical devices focused on advanced surgical fiber and related technologies, such as bio-absorbable sutures, suture-based implantable devices, advanced needles and high strength medical fiber. Riverpoint’s technologies are used in various markets including wound closure, sports medicine, animal health, cardiology and regenerative medicine. The Company manufactures products in its facilities in the United States and Costa Rica.

The consolidated financial statements include the accounts of the Company’s wholly owned subsidiaries, Riverpoint Medical, LLC, Riverpoint Medical CR, SRL, and CP Medical Corporation. All intercompany balances have been eliminated.

The accompanying financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America (“US GAAP”).

Reclassification and Correction of Immaterial Error

The accompanying financial statements for the year ended December 31, 2025 were previously issued on April 10, 2026. In connection with the preparation of these financial statements for inclusion in an SEC filing, certain amounts and disclosures have been reclassified to conform to the requirements of Rule 3-05 of SEC Regulation S-X. Additionally, $5,116,957 of amounts previously reported as Selling, general and administrative expenses were reclassified as Cost of goods sold. The reclassifications affected presentation and disclosure only and had no impact on previously reported results of operations, financial position, member’s equity, or cash flows.

Accounting Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates that affect the reported amounts of assets and liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. Management estimates, judgments, and assumptions are continually evaluated based on available information and experiences; however, actual amounts could differ from those estimates. Significant estimates include the allowance for doubtful accounts, useful lives of property, plant and equipment, the valuation of intangible assets and other long-lived assets, and the recoverability of deferred tax assets.

Revenue Recognition

The Company recognizes revenue in accordance with the five-step model prescribed by Accounting Standards Codification (“ASC”) 606 that includes: (1) identifying the contract; (2) identifying the performance obligations; (3) determining the transaction price; (4) allocating the transaction price to the performance obligations; and (5) recognizing revenue when (or as) performance obligations are satisfied. The Company provides goods and services to customers based on contractual terms. The duration of the contract does not extend beyond the promised goods or services already transferred. The transaction price of each distinct promised product or service specified in the invoice is based on its relative standalone selling price. The Company recognizes revenue when it satisfies a performance obligation by transferring control over a product to a customer at a point in time. The Company is the principal in a third-party transaction as the Company manufactures its products and has control over transfer of its products to customers. The Company’s shipping terms provide the primary indicator of the transfer of control. The Company’s general shipping terms are F.O.B. shipping point, where title and risk and rewards of ownership transfer at the point when the products leave the Company’s warehouse. The Company recognizes revenue based on the consideration specified in the invoice with a customer, excluding any sales incentives, discounts, and amounts collected on behalf of third parties (i.e., governmental tax authorities).

Rights of return create variability in the transaction price and are not considered a separate performance obligation. The estimated allowance for returns is based on historical percentage of returns and allowance from prior periods and the customer’s historical purchasing pattern. This estimate is deducted from revenues based on the gross transaction price at the time revenue is initially recognized.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

The Company may offer rebates to customers under contractual arrangements. Rebates represent variable consideration and are accounted for as a reduction of revenue in the period in which the related revenue is recognized. Rebates payable to customers were $2,035,917 and $123,444 as of December 31, 2025 and January 1, 2025, respectively.

The Company recognizes shipping and handling activities that occur after the customer has obtained control of goods as a fulfillment cost rather than as an additional promised service. Therefore, the Company recognizes revenue and accrues shipping and handling costs when the control of goods transfers to the customer upon shipment.

Contract assets related to revenue were $245,086 for the year ended December 31, 2025. Contract assets are included in prepaid expenses and other current assets. The Company's contract assets represent unbilled amounts arising when the Company has transferred control of goods to a customer but has not yet issued an invoice; such amounts are reclassified to accounts receivable once the right to consideration becomes unconditional.

Contract liabilities consist of payments from customers in advance of satisfying performance obligations and accrued customer rebates. Contract liabilities related to customer prepayments and accrued customer rebates totaled $3,312,226 and $1,058,978 as of December 31, 2025 and January 1, 2025, respectively.

The following table presents revenue disaggregated by geography during the twelve months ended December 31, 2025:

2025

United States	$ 110,572,022
Rest of Americas	13,512,387
Europe	6,118,299
Asia	2,114,788
Other	3,802,504

Total	$ 136,120,000

The opening and closing balances of contract assets were not material to the consolidated financial statements, and there were no significant changes in the contract asset balance during the year ended December 31, 2025 resulting from business combinations, cumulative catch-up adjustments to revenue, or impairment. The net accounts receivable balance as of January 1, 2025 was $29,202,891.

Cash

The Company considers all highly liquid investments with an original maturity date of three months or less at the date of acquisition to be cash equivalents. The Company maintains its cash in bank deposit accounts at institutions that are insured by the Federal Deposit Insurance Corporation (“FDIC”). At times, cash balances may exceed FDIC insurance limits.

Accounts Receivable

Accounts receivable are generally based on amounts billed to the customer in accordance with contractual provisions. The Company extends credit based on an evaluation of each customer’s financial condition and does not require collateral. Generally, accounts receivable are due no more than 60 days after the issuance of the invoice, however, there are significant customers with extended 90-day payment terms. Receivables past due more than 90 days are considered delinquent. The Company maintains allowances for potential credit losses. The Company has recorded an allowance for credit losses in the amount of $140,000 as of December 31, 2025.

For the year ended December 31, 2025, changes in the allowance for doubtful accounts were as follows:

Balance at beginning of the year	$ 390,000
Recoveries of amounts previously reserved	(114,843)
Write off	(135,157)
Balance at end of the year	$ 140,000

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

Inventory

Inventory consists of raw materials and finished goods and are valued at the lower of cost or net realizable value. Cost is determined using the first-in, first-out (“FIFO”) method. The Company maintains inventory reserves for excess, obsolete or slow-moving inventory at levels management believes are sufficient. The Company estimates such reserves primarily based on the age of the inventory and usage compared to inventory levels on an item-by-item basis.

Property, Plant, and Equipment

Property, plant, and equipment are stated at cost or fair value at the date of acquisition. Depreciation and amortization of property, plant, and equipment are computed using the straight-line method based upon the shorter of the estimated useful lives or the term of any associated lease, ranging from five to 40 years. Expenditures for repairs and maintenance are expensed as incurred; however, major improvements that expand the capabilities or extend the life of the asset are capitalized. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease, including reasonably certain renewal periods. At the time of retirement or other disposal of property, plant, and equipment, the cost and related accumulated depreciation or amortization are removed from their respective accounts and the resulting gain or loss, if any, is included in other expense in the accompanying consolidated statement of operations.

The Company assesses property, plant, and equipment for impairment whenever changes in circumstances indicate the carrying values of the assets may not be recoverable. Determination of the recoverability is based on an estimate of the undiscounted future cash flows resulting from the use of the assets in comparison to the carrying amount. If the carrying amount of the asset exceeds the estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. For the year ended December 31, 2025, there was no impairment of property, plant, and equipment assets.

Intangible Assets

Intangible assets consist primarily of customer relationships, trade names and developed technology and are being amortized on a straight-line basis over the estimated life of the assets ranging from 10 to 16 years.

The Company assesses intangible assets with finite lives for impairment whenever changes in circumstances indicate the carrying values of the assets may not be recoverable. Determination of the recoverability is based on an estimate of the undiscounted future cash flows resulting from the use of the assets in comparison to the carrying amount. If the carrying amount of the asset exceeds the estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. No intangible asset impairment charges have been recorded for the year ended December 31, 2025.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of net assets acquired in business combinations. Goodwill and indefinite-lived intangibles are not amortized, but rather evaluated for impairment on an annual basis, or more frequently if events or circumstances indicate potential impairment. The Company performs a qualitative assessment as of December 31 to determine whether it is more likely than not that goodwill is impaired.

If the Company were to fail the qualitative assessment, it would perform an impairment test by determining the fair value of each reporting unit using a discounted cash flow model and comparing this fair value to the carrying value of the reporting unit, including goodwill. If the fair value was less than the carrying value of the reporting unit, the Company would recognize an impairment for the difference. The Company’s estimate of future discounted cash flows would be based upon assumptions about the expected future operating performance of the Company. For the year ended December 31, 2025, there was no impairment of goodwill.

Shipping and Handling Costs

Shipping and handling costs are considered a fulfillment activity and include various freight, packaging, delivery and warehouse or facility handling charges and are recorded in cost of goods sold in the accompanying consolidated statement of operations.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

Research and Development

Expenditures for research, development and engineering of products are expensed as incurred.

Advertising Expense

Advertising and promotion expenses are expensed as incurred. Advertising expenses included in selling, general and administrative expenses were $39,037 for the year ended December 31, 2025.

Income Taxes

The Company is taxed as a C-corporation. The Company accounts for income taxes in accordance with the asset and liability method, under which deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on net deferred tax assets is recorded when it is more likely than not that such assets will not be realized.

The Company follows the guidance related to the accounting for uncertainty in income taxes that prescribes a minimum recognition threshold that a tax position is required to meet before being recognized. It also provides guidance for de-recognition, measurement and classification of uncertain tax positions, treatment of interest and penalties, disclosure requirements, and transition. It is the Company’s policy to record uncertain tax positions, interest, and penalties in tax expense.

Fair Value Measurements

Financial Accounting Standards Board (“FASB”) ASC Topic 820, Fair Value Measurements and Disclosures, defines fair values as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities;

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, directly or indirectly; and

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement. These valuations require significant judgment.

These financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment and may affect the valuation of fair value assets and liabilities and their placement within the fair value hierarchy levels. As of December 31, 2025, there were no financial instruments within Level 3 of the hierarchy.

Fair Value of Financial Instruments

The carrying amounts of the Company's cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair values because of the short-term maturities of these instruments. The Company's long-term debt bears interest at variable rates that reset periodically with prevailing market rates; accordingly, the carrying amount of the Company's long-term debt approximates its fair value as of December 31, 2025. The fair value of the Company's long-term debt is categorized within Level 2 of the fair value hierarchy. There were no transfers between levels of the fair value hierarchy during the year ended December 31, 2025.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

Leases

The Company determines if an arrangement is a lease at inception. Operating lease right-of-use (“ROU”) assets represent the Company’s right to use an underlying asset during the lease term, and operating lease liabilities represent the Company’s obligation to make lease payments arising from the lease. Operating leases are included in ROU assets, current operating lease liabilities, and long-term operating lease liabilities on the Company’s consolidated balance sheet. Lease ROU assets and lease liabilities are initially recognized based on the present value of the future minimum lease payments over the lease term at commencement date calculated under the risk-free rate which approximates the incremental borrowing rate. ROU assets also include any lease payments made at or before lease commencement and exclude any lease incentives received. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. Leases with a term of 12 months or less are not recognized on the consolidated balance sheet. The Company’s leases do not contain any residual value guarantees, variable lease costs, or material restrictive covenants. Lease expense for minimum lease payments is recognized on a straight-line basis over the lease term. The Company has elected the practical expedient permitted under ASC 842 to not separate lease and non‑lease components for its operating leases related primarily to real estate and equipment.

Recently Adopted Accounting Pronouncements

In March 2024, the Financial Accounting Standards Board issued Accounting Standards Update 2024-01, Compensation—Stock Compensation (Topic 718): Scope Application of Profits Interest and Similar Awards. The amendments clarify the application of the scope guidance in Topic 718 to profits interests and similar awards by adding illustrative examples addressing common award features. The Company has not adopted the amendments as of the date of these financial statements; therefore, the provisions of ASU 2024-01 are not reflected in the accompanying consolidated financial statements.

In December 2023, the Financial Accounting Standards Board issued Accounting Standards Update 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures. The amendments provide more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid. The Company adopted ASU 2023-09 beginning with its consolidated financial statement disclosures for the year ended December 31, 2025.

NOTE 2 - Supplementary balance sheet information

Inventories, net of reserve of $989,667 as of December 31 consisted of the following:

2025

Raw materials	$ 22,916,340
Work in process	1,300,001
Finished goods	2,762,593

Total inventory	$ 26,978,934

Accrued expenses and other current liabilities as of December 31 consisted of the following:

2025

Payroll liabilities	$ 3,138,243
Accrued rebates	2,035,917
Customer prepayment	1,276,309
Other	902,927

Total accrued expenses and other current liabilities	$ 7,353,396

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

NOTE 3 - PROPERTY AND EQUIPMENT

The estimated useful lives, cost, and accumulated depreciation of property, plant, and equipment as of December 31 are as follows:

	Useful Life	2025

Leasehold improvement	15 - 40 Years	$ 9,994,085
Cleanroom equipment	5 - 10 Years	3,292,866
Production equipment	7 - 10 Years	16,125,430
Molds and dyes	7 Years	862,727
Office equipment	5 - 7 Years	1,583,707
Furniture and fixtures	7 Years	829,114
		32,687,929

Less: accumulated depreciation		(10,355,807)

		22,332,122

Construction in progress		987,128

Total property, plant, and equipment, net		$ 23,319,250

Property, plant, and equipment, net are aggregated based on the location of the assets. A summary of the locations is as follows:

2025

United States	$ 8,097,148
Costa Rica	15,222,102

Total property, plant, and equipment, net	$ 23,319,250

Depreciation expense was $3,606,719 for the year ended December 31, 2025.

NOTE 4 - INTANGIBLE ASSETS

Identifiable intangible assets consist of the following as of December 31, 2025:

	Useful Life	Cost	Accumulated Amortization	Net Book Value

Customer relationships	10-16 years	$ 134,300,000	$ (57,497,473)	$ 76,802,527
Trade name	Indefinite life	14,000,000	—	14,000,000
Developed technology	12 years	4,400,000	(1,990,417)	2,409,583

		$ 152,700,000	$ (59,487,890)	$ 93,212,110

The 2025 weighted-average remaining useful life of the intangibles is approximately 8 years.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

Amortization expense was $10,480,000 for the year ended December 31, 2025 and is recorded in Selling, general, and administrative expense. Amortization expense for intangible assets expected to be charged to operations, for years ending after December 31, 2025, are as follows:

Year Ending December 31,

2026	$ 10,480,000
2027	10,480,000
2028	10,480,000
2029	9,929,998
2030	9,380,000
Thereafter	28,462,112

$ 79,212,110

NOTE 5 - GOODWILL

The goodwill balance as of January 1, 2025 and for the year ended December 31, 2025 was $165,234,007.

NOTE 6 - LONG-TERM DEBT

The Company entered into a Credit Agreement with multiple participating lenders on June 21, 2019. The agreement includes a term loan of $110,000,000, a revolving line of credit with availability of $20,000,000, letters of credit with availability of $5,000,000, and a swing line loan with availability of $5,000,000. Both the letters of credit and swing line count against the revolver availability if utilized.

On September 3, 2021, the Company entered into the First Amendment to the Credit Agreement, under which the lenders extended an additional aggregate principal amount on the term loan of $71,000,000. As a result of the Amendment, the Company incurred $1,157,000 of debt issuance costs, which the Company is amortizing over the term of the loan. The interest rate on the note payable is variable in nature and is based on the Company’s consolidated total leverage ratio. The interest rate ranges from 4.5% - 5.75% plus the reference rate.

On December 28, 2022, the Company entered into the Second Amendment to the Credit Agreement, under which the lenders changed LIBOR benchmark interest rate to SOFR with no other changes. The interest rate ranges from 4.5% - 5.75% plus the reference rate.

On January 22, 2024, the Company entered into the Third Amendment to the Credit Agreement, under which Incremental Term Loan Commitments in an aggregate principal amount of $35,700,000 was granted to purchase CP Medical Corporation.

On August 23, 2024, the Company entered into the Fourth Amendment to the Credit Agreement under which the Revolving Loan Commitment was determined to be terminated on June 21, 2027.

On September 4, 2024, the Company entered into the Fifth Amendment to the Credit Agreement, under which the Company requested Incremental Revolving Loan Commitments in an aggregate principal amount of $15,000,000 and Incremental Term Loan Commitments in an aggregate principal amount of $10,000,000.

On September 9, 2025, the Company amended the Credit Agreement to revise the leverage‑based interest rate pricing grid. As a result, the applicable interest rate now ranges from 4.5% to 6.0% plus the reference rate.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

Long-term debt consists of the following at December 31:

2025

Note payable in quarterly installments payments of $447,202 due in full June 21, 2027, interest at SOFR plus 4.5% - 6.00%.	$ 206,129,155
Line of credit, interest at SOFR plus 4.5% - 6.00%.	—

206,129,155
Less: debt issuance costs	(1,159,020)

204,970,135
Less: current portion of long-term debt	—

$ 204,970,135

During the year ended December 31, 2025, the Company made voluntary prepayments on its term loan in excess of the required scheduled principal payments. As a result, no principal payments are contractually due within the next twelve months as of December 31, 2025, and therefore no current portion of long‑term debt is presented on the consolidated balance sheet. The Company does not incur commitment fees, and no special withdrawal conditions exist beyond standard default provisions.

The line of credit requires payment of a fee payable to each lender party to the agreement, in proportion to that Lender’s pro rata share in respect of the line commitments equal to the average of the daily excess of the line of credit availability over the aggregate principal amount outstanding on the line of credit multiplied by 0.375% per annum.

The loans contain a maximum leverage ratio as part of the debt covenant. The Company was in compliance with all covenants as of December 31, 2025. Substantially all the assets of the Company are pledged as collateral to the Credit Agreement. The Credit Agreement requires the Company to maintain a maximum consolidated total leverage ratio not to exceed 8.00:1.00, tested on a quarterly basis. The weighted-average interest rate on the Company's outstanding borrowings was 8.17% as of December 31, 2025. The Company's obligations under the Credit Agreement are secured by a first-priority lien on, and security interest in, substantially all of the Company's assets, including accounts receivable, inventory, equipment, intellectual property, and the equity interests of its subsidiaries. There were no covenant violations as of December 31, 2025.

Minimum future principal payments of debt are as follows:

Year Ending December 31,

2026	$ —
2027	206,129,155
2028	—
2029	—
2030	—
Thereafter	—

$ 206,129,155

NOTE 7 - MEMBERSHIP INTERESTS

Runway Buyer is wholly owned by Runway Parent, which is represented by a membership interest of $165,312,731 as of December 31, 2025.

NOTE 8 - DEFINED CONTRIBUTION PLAN

The Company participates in a 401K defined contribution profit sharing plan. The plan covers all regular full-time employees who are at least age 21. Total expense related to the plan was $850,296 for the year ended December 31, 2025.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

NOTE 9 - INCOME TAXES

Components of the Company’s income before income taxes for the year ended December 31, 2025 are as follows:

2025
Income before provision for income taxes was as follows:
United States	$ 6,263,828
Foreign	6,660,433
Income before income taxes	$ 12,924,261

The Company’s income tax expense for the year ended December 31, 2025 consisted of the following:

2025
U.S. Federal:
Current	$ 3,698,550
Deferred	(2,107,860)
Total	1,590,690
U.S. State:
Current	766,500
Deferred	(764,189)
Total	2,311

Foreign:
Current	(131,303)
Deferred	—
Total	(131,303)
Total income tax expense	$ 1,461,698

The Company’s effective income tax rate differs from the U.S. Federal Statutory income tax rate as itemized below:

	Amount	Percentage
U.S. federal statutory income tax rate	$ 2,714,095	21.00%
Domestic state and local income taxes, net of federal effect(1)	(313,745)	(2.43)%
Foreign tax effects
Costa Rica
Statutory rate differential	(1,398,577)	(10.82)%
Effect of cross-border tax laws
Foreign-derived intangible income	(784,010)	(6.07)%
Global intangible low-taxed income	1,268,868	9.82%
Nontaxable and nondeductible items
Others	49,811	0.39%
Tax credits
Research and development tax credits	(132,835)	(1.03)%
Other adjustments	58,091	0.45%
Effective tax rate	$ 1,461,698	11.31%

(1)
The state and local jurisdiction that contributes to the majority (greater than 50%) of the tax effect in this category is Oregon.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

The Company accounts for income taxes under the asset-liability method for those entities classified for tax purposes as “C Corporations.” Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Valuation allowances are provided when it is more likely than not that the benefits of existing deferred tax assets will not be realized in a future period.

Significant components of the Company’s deferred tax assets and liabilities as of December 31 are as follows:

2025
Deferred tax assets
Accruals and reserves	$ 287,441
Inventory	433,145
Interest limitation carryforward	8,866,185
Operating lease liabilities	878,490
Other	104,778

Total deferred tax assets	10,570,039

Deferred tax liabilities
Depreciation and amortization	(21,292,373)
Operating right-of-use assets	(835,044)
Other	(122,394)
(22,249,811)
Net deferred tax liabilities	$ (11,679,772)

As of December 31, 2025, the Company had no federal and state net operating loss carryforwards.

The Company files income tax returns with the U.S. federal government, Costa Rica, and various state jurisdictions. The Company is subject to federal income tax examinations based upon statute of limitations for years 2021 forward. The Company operates in Costa Rica and a number of state and local jurisdictions, most of which have never audited the Company's records. Accordingly, the Company is subject to state and local and foreign income tax examinations based upon the various statutes of limitations in each jurisdiction. The Company is not currently under examination in any jurisdiction.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits is as follows:

Gross unrecognized tax benefit at beginning of the year	$ 595,918
Settlements and effective settlements with tax authorities	(595,918)
Changes in balances related to tax position taken during prior periods	—
Changes in balances related to tax position taken during current period	—
Lapse of statute of limitations	—
Gross unrecognized tax benefit at end of year	$ —

For uncertain tax positions, the Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured as the largest amount of liability that is greater than 50% likely of being realized upon ultimate settlement. As of December 31, 2025 and 2024, there is $0 and $595,918 of uncertain tax positions respectively. The total amount of such unrecognized tax benefits that if recognized would favorably affect the effective income tax rate in future periods is $0 at the end of 2025.

As of December 31, 2025 and 2024, there was $3,110 and $79,154 of interest and penalties related to uncertain tax positions respectively. The Company's policy is to record tax related interest and penalties within the tax provision.

The Company’s foreign operations benefit from a tax holiday, which is set to expire in 2030. This tax holiday may be extended when certain conditions are met or may be terminated early if certain conditions are not met. The tax benefit attributable to this tax holiday, before taking into consideration other U.S. tax provisions, was $399,593 for the year ending December 31, 2025.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

The amount of cash income taxes paid by or refunded to the Company were as follows:

Federal	$ 4,425,000
State and Local
California	378,767
Indiana	591,306
Oregon	(822,316)
Other	332,813
Income taxes paid, net of amounts refunded	$ 4,905,570

The One Big Beautiful Bill Act (“OB3”) was enacted on July 4, 2025, which includes wide-ranging tax reforms for businesses. OB3 extended and modified certain provisions of the Tax Cuts & Jobs Act (“TCJA”) and made certain key elements permanent, including 100% bonus depreciation, immediate expensing of domestic research costs and the deductibility of business interest expense. The Company’s consolidated financial statements for the year ended December 31, 2025 reflect adjustments related to OB3. While the enacted legislation did not have a material impact on the Company’s effective tax rate for the year ended December 31, 2025, it resulted in a favorable change in the timing of cash taxes due to certain accelerated deductions. The Company will continue to assess the impact of OB3 provisions that become effective in future years and monitor potential outcomes based on its facts and circumstances each upcoming year.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Company leases its production facility, offices, and a warehouse from a member under an operating lease. The lease requires monthly payments of $58,726 escalating annually by 3%. The current non‑cancellable lease term extends through June 2029 and includes two additional renewal options of five years each. The renewal options are not included in the measurement of the related right‑of‑use asset and lease liability, as the Company is not reasonably certain to exercise the renewal options as of the balance sheet date. If the Company elects to exercise a renewal option, the lease will be remeasured at that time. The Company made lease payments of $736,521 to the member for the year ended December 31, 2025. ROU asset and lease liability related to the member is $2,279,238 and $2,406,060 as of December 31, 2025. The lease liability consisted of $634,677 included in the current portion of operating lease liabilities and $1,771,383 was included in long-term operating lease liabilities.

In 2023 the Company entered into a new operating lease for an office space with Butler Block LLC., which is a related party entity. The lease requires a monthly payment of $21,332 escalating annually by 3%. The current non‑cancellable lease term extends through June 2029 and includes three additional renewal options of five years each. The renewal options are not included in the measurement of the related right‑of‑use asset and lease liability, as the Company is not reasonably certain to exercise the renewal options as of the balance sheet date. If the Company elects to exercise a renewal option, the lease will be remeasured at that time. The Company made lease payments of $255,555 to this vendor for the year ended December 31, 2025. The ROU asset and lease liability related to this vendor is $863,840 and $896,989 as of December 31, 2025. The lease liability of $896,989 consisted of $239,449 included in the current portion of operating lease liabilities and $657,540 was included in long-term operating lease liabilities.

During 2025, the Company made $685,526 of inventory related purchases with Western Filament, Inc, a related party entity.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

NOTE 11 - LEASES

The Company has operating leases for corporate offices, warehouses, parking lots, and equipment with terms expiring approximately one year to five years from reporting date, some of which included options to extend the lease.

December 31, 2025

Operating lease right-of-use assets	$ 3,719,544
Operating lease right-of-use assets – related party	3,143,078
Operating lease liabilities	(4,118,129)
Operating lease liabilities – related party	(3,303,049)
Current lease liabilities	(538,485)
Current lease liabilities – related party	(874,126)
Long-term lease liabilities	(3,579,644)
Long-term lease liabilities – related party	(2,428,923)

The Company did not incur variable or short‑term lease costs during the periods presented. Accordingly, all lease costs recognized relate to fixed payments under operating leases. For the year ended December 31, 2025, total operating lease costs were $2,628,879. The weighted‑average remaining lease terms were 5.31 years and the weighted‑average discount rate was 3.7% for the period.

Total cash paid for operating lease liabilities was $2,144,386 for the year ended December 31, 2025.

Future minimum lease payments under the leases are as follows:

Year Ending December 31,

2026	$ 1,796,814
2027	1,600,770
2028	1,610,126
2029	1,093,982
2030	607,530
Thereafter	1,377,784

8,087,006

Less: imputed interest	665,828

Total lease liabilities	$ 7,421,178

NOTE 12 - CONCENTRATIONS

The Company had two customers with over 10% of total sales accounting for 30% of total sales for the year ended December 31, 2025. As of December 31, 2025, three customers with over 10% of total accounts receivable accounted for 62% of the total accounts receivable balance. There were no vendors with over 10% of total purchases for the year ended December 31, 2025.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Purchase Commitments

In the normal course of business, the Company enters into noncancelable purchase commitments with certain suppliers for raw materials and finished goods. As of December 31, 2025, the Company had unconditional purchase obligations that are fixed and determinable totaling approximately $20,213,981, all due within the next twelve months of the balance sheet date.

Runway Buyer, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

For the year ended December 31, 2025

Legal Proceedings

The Company is subject to various claims, disputes, and legal proceedings that arise in the ordinary course of business. Management assesses the likelihood of any adverse outcomes and records a loss contingency when a loss is both probable and reasonably estimable. Management does not believe that the ultimate resolution of any currently pending matters will have a material adverse effect on the Company's financial position, results of operations, or cash flows. As of December 31, 2025, no material amounts have been accrued for loss contingencies.

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 2, 2026, which is the date these consolidated financial statements were issued.

On July 23, 2026, Novanta Inc., a Canadian corporation, through indirect subsidiaries, completed the acquisition of all of the issued and outstanding limited liability company interests of the Company for approximately $1.2 billion in cash, subject to customary adjustments based on cash, working capital, debt and transaction expenses of the Company as of the closing of the transaction. In addition, a milestone payment amount of $250.0 million remains payable by Novanta Inc. on or before January 8, 2027. On July 23, 2026, in connection with the closing of the acquisition, the Company’s outstanding bank indebtedness was paid in full out of the purchase price proceeds.